UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2022

iHeartMedia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 822-2828

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2022, iHeartMedia, Inc.’s (the “Company”) subsidiary, iHeart Management Services, Inc. (“iHeart Management”) entered into a second amendment to the employment agreement (the “Amendment”) with Michael McGuinness. Pursuant to the Amendment, Mr. McGuinness’s title was changed from Executive Vice President – Finance and Deputy Chief Financial Officer to Executive Vice President, Deputy Chief Financial Officer of the Company and Chief Financial Officer – Multiplatform and Digital Segments.

The Amendment makes the following material changes to Mr. McGuinness’s employment agreement:

•

Extends the initial term of the employment agreement until June 1, 2027 (thereafter, it will continue to be subject to automatic two-year extensions unless either party gives prior written notice of non-renewal).

•	Increases Mr. McGuinness’s annual base salary to $850,000, effective on September 1, 2022. His annual base salary will increase to $925,000 on January 1, 2024, and to $975,000 on January 1, 2026.

•	Increases Mr. McGuinness’s target bonus from 110% of base salary to 125% of base salary.

•

If Mr. McGuinness’s employment is terminated without Cause or if he resigns for Good Cause or is issued a written notice of non-renewal by iHeart Management at the end of his Employment Period, other than in connection with a Change in Control (each term as defined in the Amendment), then iHeart Management will pay to Mr. McGuinness an amount equal to the sum of: (1)1.5 times the sum of his annual base salary and target annual bonus for the year of termination, (2) the assumed COBRA premiums he would pay for 18 months if he elected COBRA coverage (whether or not he elects such coverage) (the “COBRA Amount”) and (3) a pro-rata portion of his target annual bonus for the year in which the termination occurs (the “Pro-Rata Bonus”). In addition, the Company will provide Mr. McGuinness with up to eighteen (18) months of accelerated time-vesting for Company equity awards granted on or after May 2022.

•

If Mr. McGuinness experiences any such type of termination in connection with a Change in Control, then he will be entitled to the same amounts as described above, except the cash payment will be based on (1) two times (rather than 1.5 times) the sum of his annual base salary and target annual bonus and (2) 1 1/3 times the COBRA Amount.

•	The severance payments described above are subject to Mr. McGuinness timely executing and not revoking a general release of claims.

•

If Mr. McGuinness’s employment is terminated as a result of his death or disability, then (1) iHeart Management will pay to Mr. Guinness, or his designee or estate, if applicable, the Pro-Rata Bonus and (2) accelerated vesting of any long-term incentive awards that are scheduled to vest through May 31 following Mr. McGuinness’s termination date (if more favorable than the treatment contained in an individual award agreement).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Employment Agreement between iHeartMedia Management Services, Inc. and Michael McGuinness, dated September 16, 2022.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2022	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary